UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2017

NATIONAL COMMERCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36878	20-8627710
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

813 Shades Creek Parkway, Suite 100

Birmingham, Alabama 35209

(Address of principal executive offices)

Registrant’s telephone number, including area code: (205) 313-8100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                                                                           Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 3(a) of the Exchange Act.                                                                                                         ☐

Item 1.01.                 Entry into a Material Definitive Agreement.

On June 7, 2017, National Commerce Corporation (the “Company”) and its wholly owned bank subsidiary, National Bank of Commerce (the “Bank”), entered into an underwriting agreement (the “Underwriting Agreement”) with Keefe, Bruyette & Woods, Inc. (the “Representative”), as representative of the several underwriters (the “Underwriters”), to offer and sell 960,000 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), at a public offering price of $37.00 per share in an underwritten public offering (the “Offering”). The net proceeds of the Offering for the Company, after underwriting discounts and commissions on the sale of shares by the Company, but before deducting offering-related expenses, are expected to be approximately $33.7 million. The Company also has granted the Underwriter a 30-day option to purchase an additional 144,000 shares of Common Stock at the public offering price, less underwriting discounts, solely to cover over-allotments, if any.

The Underwriting Agreement contains customary representations and warranties, obligations, closing conditions and termination provisions. These representations and warranties are not representations of factual information to investors about the Company or its subsidiaries, and the sale of the Common Stock in the Offering is not a representation that there has not been any change in the condition of the Company. The Company and the Bank also agreed to indemnify the Underwriters against certain liabilities arising out of or in connection with the sale of Common Stock in the Offering. The foregoing description is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Maynard, Cooper & Gale, P.C., counsel to the Company, delivered an opinion as to the validity of the shares of Common Stock, a copy of which is attached hereto as Exhibit 5.1 and is incorporated by reference herein.

Pursuant to the Underwriting Agreement, certain directors and executive officers of the Company entered into agreements providing for a 90-day “lock-up” period with respect to sales of specified securities, subject to certain exceptions. In addition, the Underwriting Agreement provided for a 90-day “lock-up” period with respect to sales by the Company of specified securities, subject to certain exceptions.

The offer and sale of shares of Common Stock sold in the Offering were registered under the Securities Act of 1933, as amended, pursuant to an effective shelf registration statement on Form S-3 (Registration No. 333-210687) filed with the Securities and Exchange Commission. The offer and sale of the shares of Common Stock in the Offering are described in the Company’s prospectus constituting a part of the registration statement, as supplemented by a final prospectus supplement, dated June 7, 2017.

The Offering is expected to be completed on June 12, 2017 pursuant to the terms of the Underwriting Agreement.

Item 8.01.      Other Events.

On June 7, 2017, the Company issued a press release announcing the pricing of the underwritten public offering of 960,000 shares of common stock by the Company, at a price to the public of $37.00 per share. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Exhibits 5.1 and 23.1 to this Current Report on Form 8-K are filed herewith in connection with the Company’s effective shelf registration statement on Form S-3 (Registration Nos. 333-210687) and are incorporated therein by reference.

Item 9.01.      Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement, dated June 7, 2017, by and among National Commerce Corporation, National Bank of Commerce and Keefe, Bruyette & Woods, Inc., as Representative of the Several Underwriters

5.1	Opinion of Maynard, Cooper & Gale, P.C. regarding the legality of the Common Stock

23.1	Consent of Maynard, Cooper & Gale, P.C. (included in Exhibit 5.1 filed herewith)

99.1	Press Release, dated June 7, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NATIONAL COMMERCE CORPORATION

June 7, 2017	/s/ William E. Matthews, V
William E. Matthews, V
Vice Chairman and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement, dated June 7, 2017, by and among National Commerce Corporation, National Bank of Commerce and Keefe, Bruyette & Woods, Inc., as Representative of the Several Underwriters

5.1	Opinion of Maynard, Cooper & Gale, P.C. regarding the legality of the Common Stock

23.1	Consent of Maynard, Cooper & Gale, P.C. (included in Exhibit 5.1 filed herewith)

99.1	Press Release, dated June 7, 2017